UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): August 11, 2015

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 11, 2015, Gabrielle B. Adams will serve as the principal accounting officer of the Company for financial reporting purposes with the Securities and Exchange Commission.  Ms. Adams, who serves as Vice President Corporate Controller, succeeds Melissa Debes, who served as principal accounting officer since September 8, 2014.  Ms. Adams joined the Company in February 2015.

Ms. Debes is transitioning to a newly created role at the Company as Vice President of Finance — Products & Services, where she will be responsible for leading the finance and accounting functions for the Company’s Products & Services group.  Ms. Debes will also play a key leadership role in the needs assessment and implementation plan for the Company’s enterprise resource planning (ERP) system, and will continue to assist the Company’s accounting team in the completion of its consolidated financial statement remediation and audit.

Prior to joining the Company, Ms. Adams, 46, served as the Chief Financial Officer for the Texas Bankers Association, a trade association supporting the banking industry in Texas, from May 2012 through February 2015.  During this time, Ms. Adams directed all aspects of the accounting department, including the development and execution of strategic initiatives.  She also was responsible for the implementation of process improvements resulting in more timely and accurate financial information, and for the management of annual financial auditing conducted by an independent outside audit firm.  Previously, Ms. Adams served in various roles of increasing responsibility for EZCorp, Inc. from 1999 — April 2012, including Vice President of Financial Planning and Analysis, Director of Internal Audit, and Assistant Controller.  Ms. Adams earned her Bachelor of Business Administration degree from the University of Texas at Austin, and is a Certified Public Accountant in Texas.

There is no arrangement or understanding between Ms. Adams and any other person pursuant to which Ms. Adams was appointed as an officer of the Company, and there are no transactions in which Ms. Adams has an interest requiring disclosure under Item 404(a) of Regulation S-K.  No director or executive officer of the Company has any family relationship with Ms. Adams.

In her expanded role, Ms. Adams will receive a base salary of $250,000 and is eligible to receive annual bonus compensation with a target amount equal to thirty-five percent (35%) of her base salary.  Ms. Adams also receives certain perquisites that complete her overall annual compensation package.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

	By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President, General Counsel and Secretary

Dated: August 14, 2015